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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated June 4, 2004 (except for Note R, as to which the date is June 21, 2004) and May 16, 2003, with respect to the consolidated financial statements of CardioTech International, Inc., for the years ended March 31, 2004 and March 31, 2003, respectively, included in this Registration Statement (Amendment #1 to Form S-1 No. 333-124308) and related Prospectus of CardioTech International, Inc. dated May 9, 2005.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
May 9, 2005

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  Exhibit 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm